SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

ANDINA ACQUISITION CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This filing consists of a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2013.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2013

ANDINA ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-35436	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Carrera 10 No. 28-49, Torre A. Oficina 20-05, Bogota, Colombia

(Address of Principal Executive Offices) (Zip Code)

(646) 684-3045

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ANDINA ACQUISITION CORPORATION (“ANDINA”) HAS MAILED ITS DEFINITIVE PROXY STAETMENT IN CONNECTION WITH ANDINA’S SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 20, 2013 RELATING TO ITS MERGER WITH TECNO CORPORATION (“HOLDING”), TECNOGLASS S.A. (“TECNOGLASS”) AND C.I. ENERGIA SOLAR S.A. E.S. WINDOWS (“ES”, COLLECTIVELY WITH HOLDING AND TECNOGLASS, THE “COMPANY”). SHAREHOLDERS OF ANDINA AND OTHER INTERESTED PERSONS ARE ADVISED TO READ ANDINA’S DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ ANDINA’S FINAL PROSPECTUS, DATED MARCH 16, 2012, AND ANDINA’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2013, AS AMENDED, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE ANDINA OFFICERS AND DIRECTORS AND OF EBC AND MJTA AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THE MERGER. THE DEFINITIVE PROXY STATEMENT WAS MAILED TO ANDINA SHAREHOLDERS AS OF NOVEMBER 22, 2013, THE RECORD DATE ESTABLISHED FOR VOTING ON THE MERGER. SHAREHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: THE EQUITY GROUP INC., 800 THIRD AVENUE, 36TH FLOOR, NEW YORK, NEW YORK 10022. THE DEFINITIVE PROXY STATEMENT CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (HTTP://WWW.SEC.GOV).

Item 1.01 Entry into a Material Definitive Agreement

As previously reported, Andina entered into that certain Agreement and Plan of Reorganization (the “Merger Agreement”) by and among Andina, Andina Merger Sub, Inc., a Cayman Islands exempted company and a wholly-owned subsidiary of Andina (“Merger Sub”) and the Company, pursuant to which Holding will become a wholly-owned subsidiary of Andina following approval of the merger by Andina’s shareholders (the “Merger”).

On December 19, 2013, Andina and an affiliate of A. Lorne Weil, Andina’s non-executive Chairman of the Board (the “Insider”), entered into an agreement with a third party shareholder of Andina (the “Holder”) pursuant to which the Holder will use commercially reasonable efforts to purchase up to 1,000,000 ordinary shares of Andina in the open market and has agreed that it will not seek conversion or redemption of any such purchased shares in connection with the Merger. Pursuant to the agreement, the Insider has agreed to transfer to the Holder 2.19888 warrants to purchase ordinary shares of Andina for each share purchased by the Holder (up to a maximum of 2,198,880 warrants). EarlyBirdCapital, Inc., financial advisor to Andina, has also agreed to transfer to the Holder up to 90,000 unit purchase options, each to purchase one ordinary share and one warrant to purchase one ordinary share, depending on the number of shares purchased.

Andina has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the warrants and shares underlying the warrants, as well as the unit purchase options and underlying securities. In the event the registration statement is not filed by April 1, 2014 or declared effective by June 1, 2014, Andina will be required to pay the Holder a cash penalty of $0.20 per warrant transferred to the Holder for each month until the registration statement has been filed or declared effective, as the case may be.

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Andina expects that the Insider and other officers and directors of Andina (or their affiliates or designees) may enter into other similar agreements prior to the extraordinary general meeting of shareholders.

On December 20, 2013, Andina issued a press release announcing the foregoing. A copy of the press release for such announcement is attached to this Report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
99.1	Press release, dated December 20, 2013

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2013

ANDINA ACQUISITION CORPORATION

By:	/s/ B. Luke Weil
Name: B. Luke Weil
Title: Chief Executive Officer

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FOR IMMEDIATE RELEASE

ANDINA ACQUISITION CORPORATION AND AFFILIATES ENTER INTO TRANSFER AGREEMENT

New York, NY and Barranquilla, Colombia – December 20, 2013 – Andina Acquisition Corporation (NASDAQ: ANDA; ANDAW) (“Andina”) today announced that it and an affiliate of A. Lorne Weil, Andina’s non-executive chairman of the board (“Insider”), have entered into an agreement with a third party shareholder of Andina (“Holder”) pursuant to which the Holder will use commercially reasonable efforts to purchase up to 1,000,000 ordinary shares of Andina in the open market and has agreed that it will not seek conversion or redemption of any such purchased shares in connection with the previously announced proposed merger (“Merger”) with privately-held Tecnoglass S.A. and C.I. Energia Solar S.A. E.S. Windows (collectively, “Tecnoglass”). A full description of the Merger is contained in Andina’s definitive proxy statement.

Pursuant to the agreement, the Insider has agreed to transfer to the Holder 2.19888 warrants to purchase ordinary shares of Andina for each share purchased by the Holder. EarlyBirdCapital, Inc., financial advisor to Andina, has also agreed to transfer to the Holder up to 90,000 unit purchase options, each to purchase one ordinary share and one warrant to purchase one ordinary share, based on the number of shares purchased by the Holder.

Andina has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the warrants and shares underlying the warrants, as well as the unit purchase options and underlying securities. In the event the registration statement is not filed by April 1, 2014 or declared effective by June 1, 2014, Andina will be required to pay the Holder a cash penalty of $0.20 per warrant transferred to the Holder for each month until the registration statement has been filed or declared effective, as the case may be.

Andina expects that the Insider and other officers and directors of Andina (or their affiliates or designees) may enter into other similar agreements prior to the extraordinary general meeting of shareholders held to approve the Merger.

Additionally, information regarding the foregoing will be available in a Current Report on Form 8-K that will be filed by Andina with the Securities and Exchange Commission. Additional information regarding the Meeting and the proposed merger is available in the Definitive Proxy Statement filed by Andina with the Securities and Exchange Commission on December 4, 2013, a copy of which may be accessed, free of charge, at www.sec.gov.

Ensuring Your Vote is Counted

Andina advises holders of its ordinary shares to move these securities into accounts which do not permit the lending of securities, so called cash accounts or segregated accounts, and out of accounts that permit the lending of securities, such as margin accounts. These steps are designed to ensure that votes related to ordinary shares beneficially owned by shareholders are properly counted. Beneficial owners of ordinary shares that have been lent out (either with or without the beneficial owners’ knowledge) are not permitted to vote those shares.

Not a Proxy Statement

This press release is not a proxy statement or a solicitation of proxies from the holders of ordinary shares of Andina and does not constitute an offer of any securities of Andina for sale. Any solicitation of proxies will be made only by the Definitive Proxy Statement of Andina that was mailed to all shareholders of record as of November 22, 2013. Investors and security holders of Andina are urged to read the Definitive Proxy Statement and appendices thereto, because they contain important information about Andina and Tecnoglass.

About Tecnoglass

Tecnoglass is a leading manufacturer of hi-spec, architectural glass and windows for the global residential and commercial construction industries. Headquartered in Barranquilla, Colombia, Tecnoglass operates out of a 1.2 million square foot vertically-integrated, state-of-the-art manufacturing complex that provides easy access to the Americas, the Caribbean, and the Pacific. Tecnoglass sells to more than 300 customers in North, Central and South America, and exports approximately 43% of its production to foreign countries, with the United States accounting for approximately 30% of Company revenues in 2012. Tecnoglass’s tailored, high-end products are found on some of the world’s most distinctive properties, including the El Dorado Airport (Bogota), Imbanaco Medical Center (Cali), Trump Plaza (Panama), Trump Tower (Miami), and The Woodlands (Houston).

About Andina Acquisition Corporation

Andina Acquisition Corporation was incorporated in the Cayman Islands on September 21, 2011 as a blank check company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

Andina’s initial public offering was declared effective March 16, 2012 and was consummated on March 22, 2012. Andina received net proceeds of $38.3 million through the sale of 4.0 million units, each consisting of one ordinary share and one warrant and certain private placements that were consummated simultaneously with the initial public offering. As of October 31, 2013, Andina held approximately $42.74 million in a trust account maintained by an independent trustee, which will be released upon the consummation of the business combination.

Additional information regarding Andina Acquisition Corporation may be found at www.andinaacquisition.com. Additional information regarding Tecnoglass may be found at http://www.tecnoglass.com. The information in Andina’s website and Tecnoglass’ website is not, and shall not be deemed to be, a part of this notice or incorporated in filings Andina makes with the Securities and Exchange Commission.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Andina’s and Tecnoglass’s managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies include: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement for the business combination (the “Merger Agreement”), (2) the outcome of any legal proceedings against Andina, Tecnoglass, ES; (3) the inability to complete the transaction contemplated by the Merger Agreement, including due to failure to obtain approval of the shareholders of Andina or other conditions to closing in the Merger Agreement; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulator reviews required to complete the transactions contemplated by the Merger Agreement; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction described therein and herein; (6) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in Andina’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. Neither Andina nor Tecnoglass is under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

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Contacts:

The Equity Group Inc.

Devin Sullivan, Senior Vice President

212-836-9608

dsullivan@equityny.com

Thomas Mei, Associate

212-836-9614

tmei@equityny.com